UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 27, 2008, Genpact International, Inc., a Delaware corporation wholly owned by Genpact Limited (“Genpact”), and General Electric Company (together with its affiliates, “GE”) entered into an amendment to the master services agreement, dated as of December 30, 2004, as amended (the “MSA”), to extend the term of the MSA, including the minimum annual commitment, by one year.  The MSA will now run through December 31, 2014.  The MSA amendment provides that the minimum commitment for each year through 2011 is $360 million, and the annual commitment for each of the years 2012, 2013 and 2014 is $270 million, $180 million and $90 million, respectively.

Simultaneously, Genpact Limited, Genpact Investment Co. (Lux) Sicar S.A.R.L. (“GICO”) (the investment vehicle of General Atlantic LLC and Oak Hill Capital Partners), GE Capital (Mauritius) Holdings Ltd. (“GECM”) and GE Capital International (Mauritius) (“GECIM”), entered into an amendment to the shareholders agreement, dated as of August 7, 2007.  GECM and GECIM are affiliates of GE and are referred to collectively as “GE”.  The shareholders agreement amendment changes the date prior to which GE will not transfer Genpact common shares without the consent of GICO, if such transfer would result in GE owning less than 26,745,000 Genpact common shares, to March 20, 2009 from December 30, 2009.  The shareholders agreement continues to provide that before such date, sales by GE are permitted pro rata with GICO if GICO engages in sales resulting in GICO owning an aggregate amount of less than 40,117,500 Genpact common shares.

The shareholders agreement amendment also provides that GE will no longer be entitled to appoint directors or send observers to Genpact’s Board of Directors.

The foregoing summary is qualified in its entirety by the full text of the MSA amendment and the shareholders agreement amendment, which are filed herewith as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with the amendment to the shareholders agreement described above, Gary Reiner and Ferdinando Beccalli-Falco, two GE executives, have resigned from Genpact’s Board of Directors effective March 27, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1

Amendment to Master Services Agreement dated March 27, 2008 between Genpact International, Inc. and the General Electric Company (incorporated by reference to Exhibit 10.24 to the Registrant’s annual report on Form 10-K (file
No. 001-33626) filed with the SEC on March 31, 2008).

10.2

Amendment No. 1 to Amended and Restated Shareholders’ Agreement dated March 27, 2008 by and among Genpact Limited, Genpact Investment Co, (Lux) Sicar S.A.R.L., GE Capital (Mauritius) Holdings Ltd. and GE Capital International (Mauritius) (incorporated by reference to Exhibit 10.25 to the Registrant’s annual report on Form 10-K (file No. 001-33626) filed with the SEC on March 31, 2008).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: March 31, 2008	By:	/s/	Victor Guaglianone
	Name:		Victor Guaglianone
	Title:		Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit	Description

10.1

Fourth Amendment to Master Services Agreement dated March 27, 2008 between Genpact International, Inc. and General Electric Company (incorporated by reference to Exhibit 10.24 to the Registrant’s annual report on Form 10-K (file
No. 001-33626) filed with the SEC on March 31, 2008).

10.2

Amendment No. 1 to Amended and Restated Shareholders’ Agreement dated March 27, 2008 by and among Genpact Limited, Genpact Investment Co, (Lux) Sicar S.A.R.L., GE Capital (Mauritius) Holdings Ltd. and GE Capital International (Mauritius) (incorporated by reference to Exhibit 10.25 to the Registrant’s annual report on Form 10-K (file No. 001-33626) filed with the SEC on March 31, 2008).